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                                                                       EXHIBIT 2

                            PARTICIPATION AGREEMENT

     This Participation Agreement dated as of November __, 1996 (the
"Agreement") by and among Rational Software Corporation, a Delaware corporation
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("Acquiror"), Sunshine Acquisition Corporation, a Delaware corporation and a
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wholly-owned subsidiary of Acquiror ("Merger Sub"), and the stockholders who are
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signatories hereto (the "Major Stockholders") of SQA, Inc., a Delaware
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corporation ("Target").  Capitalized terms not defined herein have the meanings
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assigned to them in the Agreement and Plan of Reorganization (the "Merger
                                                                   ------
Agreement") dated the date hereof by and among Acquiror, Merger Sub and Target.
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                                  WITNESSETH:

     WHEREAS, pursuant to the Merger Agreement, Acquiror, Merger Sub and Target have agreed to merge (the "Merger") Merger Sub with and into Target on the terms
                           ------
and conditions set forth therein; and

     WHEREAS, to induce Acquiror to enter into the Merger Agreement, each of the Major Stockholders, as a principal stockholder of Target, has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                   COVENANTS

     1.1. Covenants and Agreements.  Each of the Major Stockholders hereby
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covenants and agrees with Acquiror and Merger Sub as follows:

          1.1(a)  Cooperation.  It shall cooperate fully with Target, Acquiror
                  -----------
and Merger Sub in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary or appropriate for the speedy and successful consummation of the transactions contemplated by the Merger Agreement or is necessary or appropriate for the corporate purposes of Acquiror.

          1.1(b)  Publicity.  Except as otherwise required by applicable law or
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stock exchange or securities market regulations, it shall not issue any press release without obtaining the prior approval of Acquiror to the contents and the manner of presentation and publication thereof.

          1.1(c)  Restriction on Sales of Target Common Stock and Acquiror
                  --------------------------------------------------------
Common Stock.  It agrees to comply with the restrictions on transfer of shares
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of Target Common Stock or Acquiror Common Stock set forth in that certain
Affiliate Agreement of even date herewith.
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          1.1(d)  Other Negotiations.  It agrees to comply with the provisions
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of Section 4.3 (Solicitation) of the Merger Agreement.

          1.1(e)  Agreement to Vote Shares.  At every meeting of the
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stockholders of Target held on or prior to the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target, it shall vote all shares of Target capital stock owned by it: (i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (an "Opposing Proposal").
                                     -----------------

          1.1(f)  Agreement to Grant Proxy.  It shall execute and deliver to
                  ------------------------
Acquiror within five days of Acquiror's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by Acquiror granting Acquiror (or its designees) the authority to vote its shares of capital stock of Target in accordance with and subject to the limitations of Section 1.1(e), which shall expire on the date the Merger Agreement terminates.

          1.1(g)  No Proxy Solicitations.  Except as required by law, including
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actions which it determines upon the written advice of legal counsel are required pursuant to its fiduciary duties as a Director (as defined below) under applicable law, it shall not, and will not permit any person under its control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal; or (ii) initiate a stockholders' vote or action by consent of Target stockholders with respect to an Opposing Proposal.

          1.1(h)  Obligations as Director and/or Officer.  If at any time prior
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to the expiration of this Agreement, the Major Stockholder or a representative of the Major Stockholder is a member of the Board of Directors of Target ("Director") or an officer of Target, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of Target and exercising his fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Major Stockholder solely in its capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of Target.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Major Stockholders.  Each of the
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Major Stockholders hereby represents and warrants to Acquiror and Merger Sub as follows:

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          2.1(a)  Existence and Power.  If the Major Stockholder is a
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corporation, partnership, limited liability company or trust, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          2.1(b)  Authorization; Binding Agreement.  The execution, delivery and
                  --------------------------------
performance by the Major Stockholder, if it is a corporation, partnership, limited liability company or trust, of this Agreement are within its corporate, partnership, limited liability company or trust power and authority and have been duly authorized by all necessary corporate, partnership, limited liability company or trust action on the part of the Major Stockholder. This Agreement has been duly executed and delivered by the Major Stockholder and constitutes a valid and binding agreement of the Major Stockholder, enforceable against the Major Stockholder in accordance with its terms.

          2.1(c)  Governmental Authorization.  The execution, delivery and
                  --------------------------
performance by it of this Agreement does not require any action on its part by or in respect of, or declaration, filing or registration with, any Governmental Entity other than any filings that may be required pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

          2.1(d)  Non-Contravention.  The execution, delivery and performance by
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it of this Agreement does not and will not (i) if it is a corporation, partnership, limited liability company or trust, contravene or conflict with its organizational documents, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

          2.1(e)  Litigation.  There is no action, suit, investigation or
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proceeding (or any basis therefor) pending against or, to the knowledge of the
Major Stockholder, threatened against or affecting, the Major Stockholder or any of its respective properties before any court or arbitrator or any governmental body, agency, official or authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement.

          2.1(f)  Finders' Fees.  There is no investment banker, broker,
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finder or other intermediary that has been retained by or is authorized to act on behalf of the Major Stockholder who might be entitled to any fee or commission from Acquiror, Target or any of their affiliates upon consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          2.1(g)  Ownership of Stock.  The Major Stockholder is the record and
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beneficial owner of the shares of Target Common Stock set forth in the Affiliate
Agreement, and owns all such shares free and clear of any and all liens, pledges, charges, security interests, restrictions or encumbrances of any kind or any rights of first refusal (other than in favor of Target), voting trusts, proxies or other arrangements or understandings, whether written or oral, and the Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

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                                  ARTICLE III

                                 MISCELLANEOUS

     3.1  Survival; Termination.
          ---------------------

          (a) All representations and warranties in this Agreement shall expire upon the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

          (b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(d), 1.1(e), 1.1(f) and 1.1(g), (but not any liability for any breach thereof) shall terminate at the Effective Time. All other covenants contained in this Agreement shall survive the Merger.

          (c) This Agreement shall terminate in all respects upon termination of the Merger Agreement (but not any liability for any breach hereof).

     3.2  Specific Performance.  Each of the parties to this Agreement hereby
          --------------------
acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

     3.3  [Intentionally Left Blank].

     3.4  Parties in Interest.  All the terms and provisions of this Agreement
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shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     3.5  Entire Agreement.  This Agreement and the Merger Agreement (together
          ----------------
with the Exhibits and Schedules thereto and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     3.6  Amendment or Modification.  At any time before or after the adoption
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of the Agreement by the stockholders of Target or the approval of the proposals contained in the Proxy Statement by the stockholders of Acquiror and Target, this Agreement may be amended or

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supplemented by additional agreements, articles or certificates, in writing, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of the Agreement or the consummation of any of the transactions contemplated hereby or thereby.

     3.7  No Waiver.  The failure of any party hereto to enforce at any time any
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of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     3.8  Assignability.  This Agreement shall not be assignable by the Major
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Stockholder, on the one hand, or Acquiror or Merger Sub, on the other hand, without the prior written consent of Acquiror or Merger Sub, on the one hand, or the Major Stockholder, on the other hand.

     3.9  Headings and Interpretation.  The headings contained in this Agreement
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are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, (ii) words in the masculine gender include the feminine, and vice versa, and (iii) the word "it" includes references to natural persons.

     3.10 Notices.  All notices, requests, claims, demands and other
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communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of Acquiror, Merger Sub, and the books and records of Target, in the case of the Major Stockholder, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     3.11 Law Governing.  This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

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     3.12 Invalidity of Provisions.  Each of the provisions contained in
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this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

     3.13 Counterparts.  This Agreement may be executed simultaneously in one or
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more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


                              RATIONAL SOFTWARE CORPORATION


                              By:_______________________________________________
                                  Name:
                                  Title:


                              SUNSHINE ACQUISITION CORPORATION


                              By:_______________________________________________
                                  Name:
                                  Title:


                              MAJOR STOCKHOLDER

                              __________________________________________________
                              (print name of stockholder above)


                              By:_______________________________________________
                                  Name:
                                  Title:
                                  (if applicable)

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